Exhibit 99.1

SEQUENOM, INC.

RESTRICTED STOCK BONUS GRANT NOTICE

(2006 Equity Incentive Plan)

Sequenom, Inc. (the “Company”), pursuant to its 2006 Equity Incentive Plan (the “Plan”), hereby awards to Participant as a bonus the number of shares of the Company’s Common Stock set forth below (“Award”). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Bonus Agreement, the Plan, the form of Assignment Separate from Certificate and the form of Joint Escrow Instructions, all of which are attached hereto and incorporated herein in their entirety.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Award:
Consideration:	Participant’s Past Services

Vesting Schedule:	All of the shares subject to the Award shall vest in full on the one year anniversary of the Vesting Commencement Date.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Bonus Grant Notice, the Restricted Stock Bonus Agreement, the Plan and the other attachments hereto. Participant further acknowledges that, as of the Date of Grant, this Restricted Stock Bonus Grant Notice, the Restricted Stock Bonus Agreement, the Plan and the other attachments hereto set forth the entire understanding between Participant and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Participant under the Plan or any predecessor equity incentive plan, (ii) any written employment agreement between the Participant and the Company and (iii) the Change in Control Severance Benefit Plan, if Participant is named as a party thereto.

Participant hereby further acknowledges receipt of a copy of the prospectus for the Plan in the form available at http://sdweb/depts/finance. A copy of the Plan is also available from the Company’s at http://sdweb/depts/finance.

SEQUENOM, INC.			PARTICIPANT:

By:
	Signature		Signature

Title:		Date:
Date:

ATTACHMENTS:	Restricted Stock Bonus Agreement, 2006 Equity Incentive Plan, form of Assignment Separate from Certificate and form of Joint Escrow Instructions

ATTACHMENT I

RESTRICTED STOCK BONUS AGREEMENT

ATTACHMENT II

2006 EQUITY INCENTIVE PLAN

ATTACHMENT III

FORM OF ASSIGNMENT SEPARATE FROM CERTIFICATE

ATTACHMENT IV

FORM OF JOINT ESCROW INSTRUCTIONS